FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES THIRD QUARTER 2011 RESULTS

Toronto, November 8, 2011 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the quarter and three quarters ended October 1, 2011. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

For the quarter ended October 1, 2011 the Company realized quarterly revenues of $272.4 million versus revenues of $217.5 million for the quarter ended October 2, 2010, a year over year increase of 25.3% . This increase reflects continued growth in the natural and organic foods sectors. Revenues increased 14.6% excluding the impact of the acquisitions completed during 2010 and 2011.

For the quarter ended October 1, 2011 the Company realized earnings per diluted common share from continuing operations of $0.06 or $3.7 million, as compared to $0.00 or a loss of $0.2 million for the quarter ended October 2, 2010. These results were driven by continued strong performance in the International Foods Group offset by reduced earnings in the Grains and Foods Group due to commodity market pressures in the sunflower segment, reduced earnings in the Ingredients Group due in part to the loss of a major customer earlier in the year, and reduced earnings at Opta Minerals due primarily to the impact of foreign exchange losses realized in 2011 versus significant gains in the third quarter of 2010.

The quarterly results include additional pre-tax costs of approximately $2.1 million related primarily to rationalization and legal matters, acquisition and start-up costs, plus foreign exchange losses as a result of significant currency fluctuations during the quarter.

For the quarter ended October 1, 2011 the Company realized EBITDA1 of $12.5 million as compared to $14.7 million for the quarter ended October 2, 2010.

For the three quarters ended October 1, 2011 the Company has realized revenues of $823.6 million versus revenues of $667.7 million for the three quarters ended October 2, 2010, a year over year increase of 23.3% . Revenues increased 12.5% excluding the impact of the acquisitions completed late in 2010 and in the third quarter of 2011.

For the three quarters ended October 1, 2011 the Company has realized earnings per diluted common share from continuing operations of $0.21 or $13.8 million, as compared to $0.16 or $10.6 million for the three quarters ended October 2, 2010. For the three quarters ended October 1, 2011 the Company realized EBITDA1 of $42.5 million as compared to $45.5 million for the three quarters ended October 2, 2010.

At October 1, 2011, the Company’s balance sheet reflects a current ratio of 1.49 to 1.00, long-term debt to equity ratio of 0.18 to 1.00 and total debt to equity ratio of 0.53 to 1.00. For the quarter ended October 1, 2011 the Company generated cash from continuing operating activities of $11.7 million as compared to $20.3 million for the quarter ended October 2, 2010. At the end of the quarter the Company has total debt outstanding of $161.7 million, a decrease of $6.1 million from the period ended July 2, 2011. At October 1, 2011 the Company has total assets of $624.3 million and a net book value of $4.65 per outstanding share. At quarter-end, the Company was in compliance with all its debt covenants.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “Results for the third quarter reflect continued growth in the core natural and organic foods categories within which we operate. Our results also reflect the impact of the difficult commodity environment over the course of this year, especially in the sunflower component of our business. We continue to be very confident in our strategy and are encouraged by the number of new initiatives and opportunities in the pipeline. We are focused on expanding our business in fast growing healthy foods categories while at the same time improving operating margins and returns on assets employed. We believe we are well positioned in the natural and organic foods sector and are confident in our future prospects.”

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday November 9th, 2011 to discuss the third quarter results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or international 631-291-4622. A replay of the call can also be accessed between November 9th and 16th with the toll free dial-in number 1-855-859-2056 or 404-537-3406 followed by pass code: 17828140#.

1See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically significant vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.4% ownership position in Opta Minerals Inc. (TSX:OPM), a producer, distributor, and recycler of environmentally friendly industrial materials, and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our focus on growing our business and improving operating margins and returns on assets employed and our positioning in the natural and organic foods sector. The terms and phrases “continue”, “improving”, “focused”, “believe”, “positioned” and “confident”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management, inability or delays in implementing continuous improvement initiatives, availability and pricing of raw materials and supplies, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, President & CEO
Tony Tavares, Vice President & COO
Robert McKeracher, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended October 1, 2011 and October 2, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	October 1, 2011	October 2, 2010	Change
	$	$	%

Revenues	272,420	217,487	25.3%

Cost of goods sold	239,478	184,723	29.6%

Gross profit	32,942	32,764	0.5%

Selling, general and administrative expenses	22,981	21,118	8.8%
Intangible asset amortization	1,413	1,155	22.3%
Other expense, net	321	7,453	-95.7%
Goodwill impairment	-	1,654	-100.0%
Foreign exchange loss (gain)	934	(58)	1,710.3%

Earnings from continuing operations before the following	7,293	1,442	405.8%

Interest expense, net	2,033	2,036	-0.1%

Earnings (loss) from continuing operations before income taxes	5,260	(594)	985.5%

Provision for (recovery of) income taxes	1,438	(1,053)	236.6%

Earnings from continuing operations	3,822	459	732.7%

Discontinued operations
Loss from discontinued operations, net of taxes	(383)	(15,616)	97.5%
Gain on sale of discontinued operations, net of taxes	71	49,867	-99.9%

(Loss) earnings from discontinued operations, net of taxes	(312)	34,251	-100.9%

Earnings	3,510	34,710	-89.9%

Earnings attributable to non-controlling interests	144	643	-77.6%

Earnings attributable to SunOpta Inc.	3,366	34,067	-90.1%

Earnings (loss) per share - basic
-from continuing operations	0.06	-
-from discontinued operations	(0.01)	0.53
	0.05	0.53
Earnings (loss) per share - diluted
-from continuing operations	0.06	-
-from discontinued operations	(0.01)	0.52
	0.05	0.52

SunOpta Inc.
Consolidated Statements of Operations
For the three quarters ended October 1, 2011 and October 2, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three quarters ended	Three quarters ended
	October 1, 2011	October 2, 2010	Change
	$	$	%

Revenues	823,562	667,727	23.3%

Cost of goods sold	721,324	561,932	28.4%

Gross profit	102,238	105,795	-3.4%

Selling, general and administrative expenses	69,150	70,670	-2.2%
Intangible asset amortization	4,191	3,474	20.6%
Other (income) expense, net	(2,506)	8,812	-128.4%
Goodwill impairment	-	1,654	-100.0%
Foreign exchange loss (gain)	1,012	(1,494)	167.7%

Earnings from continuing operations before the following	30,391	22,679	34.0%

Interest expense, net	6,537	7,625	-14.3%

Earnings from continuing operations before income taxes	23,854	15,054	58.5%

Provision for income taxes	8,566	3,277	161.4%

Earnings from continuing operations	15,288	11,777	29.8%

Discontinued operations
Loss from discontinued operations, net of taxes	(988)	(15,096)	93.5%
Gain on sale of discontinued operations, net of taxes	71	63,676	-99.9%

(Loss) earnings from discontinued operations, net of taxes	(917)	48,580	-101.9%

Earnings	14,371	60,357	-76.2%

Earnings attributable to non-controlling interests	1,523	1,211	25.8%

Earnings attributable to SunOpta Inc.	12,848	59,146	-78.3%

Earnings (loss) per share – basic
-from continuing operations	0.21	0.16
-from discontinued operations	(0.01)	0.75
	0.20	0.91
Earnings (loss) per share – diluted
-from continuing operations	0.21	0.16
-from discontinued operations	(0.01)	0.74
	0.20	0.90

SunOpta Inc.
Consolidated Balance Sheets
As at October 1, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	October 1, 2011	January 1, 2011
	$	$

Assets

Current assets
Cash and cash equivalents	7,526	2,335
Accounts receivable	112,863	98,777
Inventories	204,760	200,278
Prepaid expenses and other current assets	24,720	30,023
Current income taxes recoverable	655	-
Deferred income taxes	489	870
Current assets held for sale	-	424
	351,013	332,707

Investments	33,845	33,345
Property, plant and equipment	119,964	115,200
Goodwill	48,751	48,174
Intangible assets	56,544	60,200
Deferred income taxes	12,233	11,889
Other assets	1,977	2,930
Non-current assets held for sale	-	4,855

	624,327	609,300

Liabilities

Current liabilities
Bank indebtedness	107,713	75,910
Accounts payable and accrued liabilities	103,427	122,743
Customer and other deposits	2,065	2,858
Income taxes payable	329	973
Other current liabilities	2,610	7,674
Current portion of long-term debt	18,790	22,247
Current portion of long-term liabilities	672	493
Currrent liabilities held for sale	-	1,028
	235,606	233,926

Long-term debt	35,183	42,485
Long-term liabilities	6,187	6,596
Deferred income taxes	25,608	20,808
Non-current liabilities held for sale	-	358
	302,584	304,173

Equity
SunOpta Inc. shareholders’ equity
Capital Stock	181,751	180,661
65,742,868 common shares (January 1, 2011 - 65,500,091)
Additional paid in capital	13,771	12,336
Retained earnings	108,060	95,212
Accumulated other comprehensive income	2,377	2,833
	305,959	291,042
Non-controlling interest	15,784	14,085
Total equity	321,743	305,127

	624,327	609,300

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended October 1, 2011 and October 2, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	October 1, 2011	October 2, 2010
	$	$

Cash provided by (used in)
Operating activities
Earnings	3,510	34,710
(Loss) earnings from discontinued operations	(312)	34,251
Earnings from continuing operations	3,822	459

Items not affecting cash
Depreciation and amortization	4,912	4,110
Unrealized (gain) loss on foreign exchange	(991)	829
Loss on sale of property, plant and equipment	584	-
Deferred income taxes	1,102	(2,227)
Stock-based compensation	555	447
Goodwill impairment	-	1,654
Impairment of long-lived assets	-	7,505
Unrealized loss (gain) on derivative instruments	646	(681)
Other	375	(1,450)
Changes in non-cash working capital	648	9,670
Net cash flows from operations - continuing operations	11,653	20,316
Net cash flows from operations - discontinued operations	(914)	(5,100)
	10,739	15,216
Investing activities
Acquisition of business, net of cash acquired	(2,500)	-
Purchases of property, plant and equipment	(6,092)	(4,707)
Purchases of patents, trademarks and other intangible assets	-	(37)
Other	411	116
Cash flows from investing activities - continuing operations	(8,181)	(4,628)
Cash flows from investing activities - discontinued operations	(308)	(12,485)
	(8,489)	(17,113)
Financing activities
Increase (decrease) in line of credit facilities	4,759	(4,329)
Borrowings under long-term debt	1,875	-
Proceeds from the issuance of common shares	242	338
Repayment of long-term debt	(6,697)	(12,188)
Other	(19)	(44)
Cash flows from financing activities - continuing operations	160	(16,223)
Foreign exchange (loss) gain on cash held in a foreign currency	(457)	725
Increase (decrease) in cash and cash equivalents during the period	1,953	(17,395)
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	212	17,974
Cash and cash equivalents - beginning of the period	5,361	20,365
Cash and cash equivalents - end of the period	7,526	20,944

SunOpta Inc.
Consolidated Statements of Cash Flows
For the three quarters ended October 1, 2011 and October 2, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three quarters ended	Three quarters ended
	October 1, 2011	October 2, 2010
	$	$

Cash provided by (used in)
Operating activities
Earnings	14,371	60,357
(Loss) earnings from discontinued operations	(917)	48,580
Earnings from continuing operations	15,288	11,777
Items not affecting cash
Depreciation and amortization	14,608	12,350
Unrealized gain on foreign exchange	(22)	(589)
Deferred income taxes	5,527	(179)
Stock-based compensation	1,536	1,867
Gain on sale of property, plant and equipment	(3,240)	-
Goodwill impairment	-	1,654
Impairment of long-lived assets	-	7,895
Unrealized (gain) loss on derivative instruments	(3,272)	328
Other	309	(592)
Changes in non-cash working capital	(31,699)	(8,648)
Net cash flows from operations - continuing operations	(965)	25,863
Net cash flows from operations - discontinued operations	(1,718)	(8,403)
	(2,683)	17,460
Investing activities
Acquisition of business, net of cash acquired	(2,500)	-
Purchases of property, plant and equipment	(15,313)	(13,283)
Proceeds on sale of property, plant and equipment	2,773	-
Payment of deferred purchase consideration	-	(721)
Purchases of patents, trademarks and other intangible assets	(90)	(400)
Other	(30)	38
Cash from investing activities - continuing operations	(15,160)	(14,366)
Cash from investing activities - discontinued operations	(308)	52,298
	(15,468)	37,932
Financing activities
Increase (decrease) in line of credit facilities	33,186	(39,125)
Borrowings under long-term debt	1,912	92
Proceeds from the issuance of common shares	989	850
Repayment of long-term debt	(13,423)	(16,327)
Financing costs	(186)	-
Other	802	(755)
Cash from financing activities - continuing operations	23,280	(55,265)

Foreign exchange (loss) gain on cash held in a foreign currency	(246)	98

Increase in cash and cash equivalents during the period	4,883	225
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	308	18,967
Cash and cash equivalents - beginning of the period	2,335	1,752
Cash and cash equivalents - end of the period	7,526	20,944

SunOpta Inc.
Segmented Information
For the quarter ended October 1, 2011 and October 2, 2010
Unaudited
(Expressed in thousands of U.S. dollars)

Quarter ended
October 1, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	248,318	24,102	-	272,420
Segment Operating Income (Loss)	8,564	1,606	(2,556)	7,614

SunOpta Foods has the following segmented reporting:

Quarter ended
October 1, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	121,596	13,690	35,498	77,534	248,318
Segment Operating Income	4,394	1,374	346	2,450	8,564

Quarter ended
October 2, 2010
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	197,066	20,421	-	217,487
Segment Operating Income (Loss)	10,257	2,792	(2,500)	10,549

SunOpta Foods has the following segmented reporting:

Quarter ended
October 2, 2010
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	86,534	17,134	33,244	60,154	197,066
Segment Operating Income	5,906	3,104	853	394	10,257

(Operating Income (Loss) is defined as “Earnings before the following” excluding the impact of “Other (income) expense, net” and "Goodwill impairment")

SunOpta Inc.
Segmented Information
For the three quarters ended October 1, 2011 and October 2, 2010
Unaudited
(Expressed in thousands of U.S. dollars)

Three quarters ended
October 1, 2011
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	753,067	70,495	-	823,562
Segment Operating Income (Loss)	28,091	6,216	(6,422)	27,885

SunOpta Foods has the following segmented reporting:

Three quarters ended
October 1, 2011
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	361,971	43,365	114,185	233,546	753,067
Segment Operating Income	15,962	4,168	517	7,444	28,091

Three quarters ended
October 2, 2010
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$
Total revenues from external customers	608,234	59,493	-	667,727
Segment Operating Income (Loss)	35,552	6,224	(8,631)	33,145

SunOpta Foods has the following segmented reporting:

Three quarters ended
October 2, 2010
	Grains and	Ingredients	Fruit	International	SunOpta
	Foods Group	Group	Group	Foods Group	Foods
	$	$	$	$	$
Total revenues from external customers	257,073	52,932	113,115	185,114	608,234
Segment Operating Income	19,190	10,322	4,121	1,919	35,552

(Operating Income (Loss) is defined as “Earnings before the following” excluding the impact of “Other (income) expense, net” and "Goodwill impairment")

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other (income) expense, net” and “Goodwill impairment”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating income and EBITDA, including a reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	October 1, 2011	October 2, 2010
	$	$

Earnings from continuing operations	3,822	459

Provision for (recovery of) income taxes	1,438	(1,053)
Interest expense, net	2,033	2,036
Other expense, net	321	7,453
Goodwill impairment	-	1,654
Operating income	7,614	10,549
Depreciation and amortization	4,912	4,110
Earnings before interest, taxes, depreciation and amortization (EBITDA)	12,526	14,659

	Three quarters ended	Three quarters ended
	October 1, 2011	October 2, 2010
	$	$

Earnings from continuing operations	15,288	11,777

Provision for income taxes	8,566	3,277
Interest expense, net	6,537	7,625
Other (income) expense, net	(2,506)	8,812
Goodwill impairment	-	1,654
Operating income	27,885	33,145
Depreciation and amortization	14,608	12,350
Earnings before interest, taxes, depreciation and amortization (EBITDA)	42,493	45,495